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Suite 1225

Denver, CO 80237

(720)287-3093

Assure Holdings Performs First Neuromonitoring Case in Nebraska

Company Begins Providing Services in Eleventh State

DENVER, July 29, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (“IONM”), is pleased to announce that it has performed its first neuromonitoring case in the state of Nebraska.

“Assure is continuing to generate strong organic growth, both by expanding into new states and extending our reach within our current operational footprint. The process we use to prioritize our business development opportunities is based on identifying the Company’s most promising physician relationships, both those that we developed ourselves as well as referrals from medical device distributors, as was the case here,” said John A. Farlinger, Assure’s executive chairman and CEO. “Our ability to secure new business with a distinguished physician in a state newly added to our operational footprint reflects the strong reputation we have built in the IONM industry.”

Assure will be working with neurosurgery spine surgeon W. Lee Warren, M.D. of Great Plains Health who performs approximately 250 procedures annually. Dr. Warren is a retired Major of the United States Air Force and is an Iraq War veteran who performed over 200 brain and spine surgeries in a tent hospital at Balad Air Base between 2004 and 2005. In addition to serving 14 years in the military, Dr. Warren retired as chairman of neurosurgery at Wilford Hall Medical Center in Texas. Dr. Warren holds two U.S. patents for minimally invasive surgical equipment and is the inventor of numerous high-impact medical devices. In addition to his neurosurgery work, Dr. Warren is a nationally known author, blogger and hosts a podcast heard in over 70 countries weekly.

Dr. Warren commented, “Assure has an excellent reputation for clinical care, and I chose to align with the Company because of their ability to provide consistent, high-quality intraoperative monitoring services and deliver improved patient outcomes.”

Over the past three years, Assure has extended its operations beyond its home state of Colorado and now provides IONM services in Texas, Louisiana, Utah, Pennsylvania, Michigan, South Carolina, Arizona, Kansas, Missouri and Nebraska. This growth has been driven by the Company’s reputation for providing exceptional quality of service and unique clinical expertise. An additional driver to the Company’s growth is the increase in demand for neuromonitoring services across numerous medical procedures.

Agreement with Sidoti & Co.
Assure has renewed its agreement (the “Agreement”) with Sidoti & Company LLC (“Sidoti”) to provide securities and capital market research services to the Company in accordance with the policies of the TSX Venture Exchange (the “TSXV”) and other applicable securities laws.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Sidoti is a New York based company which has been providing securities and capital markets research services to listed issuers since 1999. Pursuant to the terms of the Agreement, Sidoti has been retained for a term of one year and will receive cash compensation of US$40,000.

To the Company’s knowledge, Sidoti has no intention to directly or indirectly acquire any securities of the Company.

The Agreement remains subject to the approval of the TSXV.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to: the Company’s growth plans; the Company’s reputation in the IONM industry; the effects of the Company’s expansion into Nebraska and the Company’s ability to take advantage of expansion opportunities in the United States. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general; that the Company’s actions taken during the COVID-19 health crisis will be effective; the Company may not obtain the approval of the TSXV for the Agreement; the Company’s ability to take advantage of expansion opportunities in the United States; the Company may not expand into new states or extend its reach within its current operational footprint; the demand for the Company’s for neuromonitoring services may not continue to increase; the Company may not maintain its strong reputation in the IONM industry; the Company’s new Nebraska partner may not continue to perform approximately 250 procedures annually and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com